UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

PAYLOCITY HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 American Lane

Schaumburg, Illinois, 60173

(Address of principal executive offices, including zip code)

(847) 463-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCTY	The NASDAQ Global Select Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Paylocity Holding Corporation (the “Company”) held its annual meeting of stockholders for its fiscal year 2021 on December 3, 2020. Holders of an aggregate of 54,243,857 shares of the Company’s common stock at the close of business on October 14, 2020 were entitled to vote at the meeting, of which 51,505,932, or 95.0%, of the eligible shares were represented in person or by proxy. The matters voted upon at the meeting and the results of those votes are as follows:

Proposal 1: Election of Class I Directors to hold office for three-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal.

	For	Withheld	Broker Non-votes
Steven I. Sarowitz	49,155,669	1,228,401	1,121,862

Ellen Carnahan	49,965,690	418,380	1,121,862

Jeffrey T. Diehl	49,467,991	916,079	1,121,862

Based on the votes set forth above, all of the director nominees were duly elected.

Proposal 2: Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending June 30, 2021.

For	Against	Abstain
51,448,630	19,080	38,222

Based on the votes set forth above, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021 was ratified.

Proposal 3: Advisory vote to approve the compensation of named executive officers.

For	Against	Abstain	Broker Non-votes
48,029,327	1,892,638	462,105	1,121,862

Based on the votes set forth above, the stockholders advised that they were in favor of the compensation awarded to the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: December 7, 2020	By:	/s/ Toby J. Williams
Toby J. Williams
Chief Financial Officer